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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Pulsepoint Communications 1983 Stock Option Plan of our report dated January 22, 1998, with respect to the consolidated financial statements of Digital Sound Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

Our audits also included the financial statement schedule of Digital Sound Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                         By /s/ Ernst & Young LLP
                                         ------------------------
                                         Ernst & Young LLP

Woodland Hills, California
September 24, 1998

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